EXHIBIT 5

                                 May 29, 1998


ZMAX Corporation
20251 Century Boulevard
Germantown, Maryland 20874

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We have served as counsel for ZMAX Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 1,820,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company, to be offered and sold by the Company pursuant to the ZMAX Corporation 1997 Stock Incentive Plan and the ZMAX Corporation 1997 Directors Formula Stock Option Plan (the "Employee Benefit Plans").

      We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Employee Benefit Plans as we have deemed necessary and advisable.

      In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

      Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

      1.    The Shares have been duly authorized; and

      2. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Employee Benefit Plans, such Shares will be validly issued, fully paid and non-assessable.

ZMAX Corporation
May 6, 1998
Page 2


      We hereby consent to the filing of this opinion on exhibit 23.1 to the Registration Statement. In giving such consent we do not concede that we are experts within the meaning of the Act.

                                     Very truly yours,

                                     /s/POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                     -----------------------------------------
                                     Powell, Goldstein, Frazer & Murphy LLP


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